[LOGO OMITTED] Countrywide(R)
--------------------------------------                Preliminary Term Sheet for
       SECURITIES CORPORATION            CWHEQ Revolving Home Equity Loan Trust,
A Countrywide Capital Markets Company                              Series 2006-H
--------------------------------------------------------------------------------


                              ABS New Transaction


                            Preliminary Term Sheet
                            ----------------------

                                $2,000,000,000
                                 (Approximate)

                                  CWHEQ, Inc.
                                   Depositor


                    CWHEQ REVOLVING HOME EQUITY LOAN TRUST,
                                 Series 2006-H
                                Issuing Entity


                    Revolving Home Equity Loan Asset Backed
                             Notes, Series 2006-H

                        [LOGO OMITTED] Countrywide(SM)
                                  HOME LOANS
                          Sponsor and Master Servicer

     [LOGO OMITTED] Countrywide(R)
--------------------------------------                Preliminary Term Sheet for
       SECURITIES CORPORATION            CWHEQ Revolving Home Equity Loan Trust,
A Countrywide Capital Markets Company                              Series 2006-H
--------------------------------------------------------------------------------

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-866-500-5409.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

The issuer of the securities has not prepared, provided, approved or verified any statistical or numerical information presented in this free writing prospectus, although that information may be based in part on loan level data provided by the issuer or its affiliates.





THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

     [LOGO OMITTED] Countrywide(R)
--------------------------------------                Preliminary Term Sheet for
       SECURITIES CORPORATION            CWHEQ Revolving Home Equity Loan Trust,
A Countrywide Capital Markets Company                              Series 2006-H
--------------------------------------------------------------------------------

                         $2,000,000,000 (Approximate)

                Revolving Home Equity Loan Trust, Series 2006-H

         REVOLVING HOME EQUITY LOAN ASSET BACKED NOTES, SERIES 2006-H

===============================================================================================================================

  Class      Approximate         Note Rate        WAL (Years)   Payment Window (Months)     Last Scheduled    Expected Rating
             Amount (1)                           Call/Mat (2)        Call/Mat (2)           Payment Date      (S&P/Moody's)

-------------------------------------------------------------------------------------------------------------------------------
   1-A      $180,000,000    LIBOR + 0.15(3) (4)   2.27 / 2.44       1 - 66 / 1 - 136         March 2032          AAA / Aaa

-------------------------------------------------------------------------------------------------------------------------------
  2-A-1A   $1,320,000,000  LIBOR + 0.15 (3) (5)   2.27 / 2.44       1 - 66 / 1 - 135        January 2032         AAA / Aaa

-------------------------------------------------------------------------------------------------------------------------------
  2-A-1B    $500,000,000   LIBOR + 0.15 (3) (5)                                             January 2032         AAA / Aaa

-------------------------------------------------------------------------------------------------------------------------------

  Total    $2,000,000,000
===============================================================================================================================

(1)  Subject to a permitted variance of +/- 10%.
(2) Based on a collateral prepayment assumption of 40.00% CPR and a 10.00% draw rate, and a settlement date of September 29, 2006.
(3) The coupon for the initial interest accrual period will be based on an interpolated mid-point LIBOR (using the 1-month and 2-month LIBOR benchmarks).
(4) Subject to the lesser of (a) a fixed cap of 16.00% and (b) the Net WAC related to Loan Group 1.
(5)  Subject to the Net WAC related to Loan Group 2.




THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

     [LOGO OMITTED] Countrywide(R)
--------------------------------------                Preliminary Term Sheet for
       SECURITIES CORPORATION            CWHEQ Revolving Home Equity Loan Trust,
A Countrywide Capital Markets Company                              Series 2006-H
--------------------------------------------------------------------------------

Transaction Participants
------------------------

Underwriter:                   Countrywide Securities Corporation.

Originators:                   Countrywide Home Loans, Inc. ("Countrywide") and Countrywide Bank, N.A.

Sponsor and Master Servicer:   Countrywide.

Depositor:                     CWHEQ, Inc. (a limited purpose finance subsidiary of Countrywide Financial
                               Corporation).

Custodian:                     Treasury Bank, a division of Countrywide Bank, N.A. (an affiliate of the
                               Sponsor and Master Servicer).

Note Insurer:                  Financial Guaranty Insurance Company.

Pool Policy Provider:          United Guarantee Mortgage Indemnity Company.

Indenture Trustee:             JPMorgan Chase Bank, National Association.

Owner Trustee:                 Wilmington Trust Company.

Co-Trustee:                    Chase Bank USA, National Association.

Relevant Dates
--------------

Expected Closing Date:         September 29, 2006.

Expected Settlement Date:      September 29, 2006.

Cut-off Date:                  September 26, 2006.

Interest Period:               Except with respect to the first Payment Date, the interest accrual period with respect to the Notes for a given Payment Date will be the period beginning with the previous Payment Date and ending on the day prior to such Payment Date. For the first Payment Date, the Notes will accrue interest from the Closing Date through November 14, 2006.

Payment Date:                  The fifteenth (15th) day of each month (or, if not a business day, the next succeeding business day), commencing November 15, 2006.

Collection Period:             With respect to any Payment Date, the calendar month preceding the Payment Date or, in the case of the first Collection Period, the period beginning on the
                               Cut-off Date and ending on the last day of October 2006.

The Mortgage Loans
------------------

Description of
Mortgage Loans:                The Trust will consist of two groups of home equity revolving credit line loans made or to be made in the future under certain home equity revolving credit line loan agreements (the "Group 1 Mortgage Loans", "Group 2 Mortgage Loans",
                               and each, a "Loan Group"). The Group 1 and Group 2 Mortgage Loans will be secured by first and second deeds of trust or mortgages on primarily one-to-four family residential properties and will bear interest at rates that adjust based on the prime rate. The actual pool of Mortgage Loans delivered to the Trust on the Closing Date is expected to have a Cut-off Date Balance of at least $2,000,000,000 (subject to a variance of




THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

     [LOGO OMITTED] Countrywide(R)
--------------------------------------                Preliminary Term Sheet for
       SECURITIES CORPORATION            CWHEQ Revolving Home Equity Loan Trust,
A Countrywide Capital Markets Company                              Series 2006-H
--------------------------------------------------------------------------------

                               +/- 10%). The Group 1 Mortgage Loans are expected to have credit limits that conform to Freddie Mac and Fannie Mae guidelines. The Group 2 Mortgage Loans will have credit limits that may or may not conform to Freddie Mac and Fannie
                               Mae guidelines. None of the Group 1 Mortgage Loans and approximately 5.43% of the Group 2 Mortgage Loans in each case by aggregate principal balance of the mortgage loans in the related Loan Group as of the Statistical Calculation Date will be secured by first deeds of trust or mortgages.

                               The information presented in this Preliminary Term Sheet for the Mortgage
                               Loans, particularly in the collateral tables, which follow, reflects a statistical pool of Mortgage Loans as of September 18, 2006 (the "Statistical
                               Calculation Date"). The characteristics of the pool of Mortgage Loans actually delivered to the Trust on the Closing Date will not vary materially from the information presented herein.

Prefunding:                    If the Cut-off Date Balance of the Mortgage Loans transferred to the Trust on the Closing Date with respect to a Loan Group is less than the initial aggregate note principal balance of the related class of Class A Notes, the
                               Sponsor will deposit funds equal to the difference in one of the two pre-funding accounts, each with respect to a Loan Group (each, an "additional loan account" related to that Loan Group), which funds are expected to be used during the period starting on the Closing Date and ending on the last day of
                               October 2006 (the "Prefunding Period"), to acquire additional mortgage loans for the related Loan Group. Any amounts remaining in a pre-funding account at the end of the Prefunding Period, other than interest accrued thereon, will be paid as principal on the related class of Class A Notes on the Payment Date in
                               November 2006.

HELOC Amortization:            The Mortgage Loans are adjustable rate, home equity lines of credit ("HELOCs")
                               which may be drawn upon generally for a period (the "Draw Period") of five (5)
                               years (which, in most cases, may be extended for an additional five (5) years with Countrywide's approval). HELOCs are generally subject to a fifteen (15)
                               year repayment period following the end of the Draw Period during which the outstanding principal balance of the Mortgage Loan will be repaid in monthly installments equal to 1/180 of the outstanding principal balance as of the end of the Draw Period. A relatively small number of HELOCs are subject to a ten
                               (10) or twenty (20) year repayment period following the Draw Period during which the outstanding principal balance of the loan will be repaid in equal monthly installments. Approximately 7.48% of the Group 1 Mortgage Loans and
                               approximately 16.79% of the Group 2 Mortgage Loans in each case by aggregate principal balance of the mortgage loans in the related Loan Group as of the
                               Statistical Calculation Date will have underlying senior mortgages that are negative amortization loans.

HELOC Accretion:               If the sum of additional balances created from new draws on the Mortgage Loans in a Loan Group exceeds the principal collections from the Mortgage Loans in that Loan Group in a Collection Period, then the excess (the "Net Draws") will be advanced by the Master Servicer and thereafter will be purchased by the issuing entity for that Loan Group with funds advanced by the holder of the
                               Class R-1 Certificates. Net Draws also may be created during the Rapid
                               Amortization Period during which the use of principal collections on the
                               Mortgage Loans to fund additional balances created by new draws may be restricted. The holder of the Class R-1 Certificates will be entitled to the repayment of the amount of such Net Draws, together with its pro rata allocation of interest collections, from future collections on the Mortgage
                               Loans, as described below. The Net Draws will not provide credit enhancement to the Notes.

Cut-off Date Balance:          The aggregate unpaid principal balance of the Mortgage Loans as of the Cut-off
                               Date.

The Notes
---------




THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

     [LOGO OMITTED] Countrywide(R)
--------------------------------------                Preliminary Term Sheet for
       SECURITIES CORPORATION            CWHEQ Revolving Home Equity Loan Trust,
A Countrywide Capital Markets Company                              Series 2006-H
--------------------------------------------------------------------------------

Description of the Notes:      The Class 1-A, Class 2-A-1A and Class 2-A-1B Notes (collectively the "Class A
                               Notes" or "Notes") will be issued by CWHEQ Revolving Home Equity Loan Trust,
                               Series 2006-H (the "issuing entity"). As of the Closing Date, the aggregate note principal balance of the Class A Notes will be $2,000,000,000 (subject to a permitted variance of +/- 10%).

Description
of the Certificates:           The Class C, Class R-1 and Class R-2 Certificates are not offered herein
                               (together the "Certificates").

Federal Tax Status:            It is anticipated that the Notes will represent REMIC regular interests for federal income tax purposes.

Registration:                  The Notes will be available in book-entry form through DTC, Clearstream,
                               Luxembourg and the Euroclear System.

Note Rate:                     Except as noted below, the Class A Notes will accrue interest during each
                               Interest Period at a rate equal to the lesser of (a) one-month LIBOR, plus the applicable margin, (b) the applicable Net WAC, adjusted to an effective rate reflecting the accrual of interest based on the actual number of days in the interest period and a year assumed to consist of 360 days and (c) in the case of the Class 1-A Notes, 16.00%. The Class 2-A-1A and Class 2-A-1B Notes
                               (together the "Class 2-A Notes") also may receive payments as described under
                               "Derivative Contract" below. With respect to the initial Interest Period only, the LIBOR rate calculated in clause (a) above will be based on an interpolated mid-point LIBOR (using the 1-month and 2-month LIBOR as benchmarks).

Net WAC:                       The "Net WAC" of the Group 1 or Group 2 Mortgage Loans means the weighted average of the loan rates of the Group 1 and Group 2 Mortgage Loans (as applicable), adjusted to an effective rate reflecting the accrual of interest based on an actual/365 day basis, weighted on the basis of the daily average balance of each Mortgage Loan during the related billing cycle for the
                               Collection Period relating to the Payment Date, net of the Expense Fee Rate.

Expense Fee Rate:              For any Payment Date, the "Expense Fee Rate" will be an amount equal to the sum of (i) the servicing fee rate, (ii) the note insurer premium rate multiplied by a fraction, the numerator of which is the aggregate note principal balance on the business day prior to such Payment Date and the denominator of which is the aggregate principal balance of the Mortgage Loans as of the first day of the related collection period, (iii) with respect to only those loans covered under the UGI Policy as described below, the loan insurance premium and (iv)
                               commencing with the Payment Date in November 2007, 0.50%.

Basis Risk Carryforward:       On any Payment Date the "Basis Risk Carryforward" for each class of Class A
                               Notes will equal, the sum of (x) the excess of (a) the amount of interest that would have accrued on such class of Class A Notes during the related Interest
                               Period without giving effect to the related Net WAC cap, over (b) the amount of interest that actually accrued on such class of Class A Notes during such period, and (y) any Basis Risk Carryforward remaining unpaid on that class from prior Payment Dates together with accrued interest thereon at the applicable
                               Note Rate without giving effect to the related Net WAC cap. The Basis Risk
                               Carryforward will be paid to a class of Class A Notes to the extent funds are available from the Mortgage Loans in the related Loan Group as set forth in
                               "Distributions of Interest" below and, with respect to the Class 2-A Notes, from proceeds received under the Derivative Contract.

Group 1




THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

     [LOGO OMITTED] Countrywide(R)
--------------------------------------                Preliminary Term Sheet for
       SECURITIES CORPORATION            CWHEQ Revolving Home Equity Loan Trust,
A Countrywide Capital Markets Company                              Series 2006-H
--------------------------------------------------------------------------------


Distributions of Interest:     Available Interest Collections (as described below) for the Group 1 Mortgage
                               Loans are to be applied in the following order of priority:

                               1.  Note insurance policy premium to the Note Insurer;
                               2.  Accrued monthly interest on the Class 1-A Notes together with any overdue accrued monthly interest from prior periods (exclusive of Basis Risk
                                   Carryforward);
                               3.  To the Class 1-A Notes in respect of Investor Loss Amounts allocable to such Notes for such Payment Date;
                               4.  To the Class 2-A Notes accrued monthly interest at the related Note Rate together with any overdue accrued monthly interest from prior periods
                                   (exclusive of Basis Risk Carryforward), that remains unpaid after taking into account the payments of Available Interest Collections from the Group
                                   2 Mortgage Loans;
                               5.  Reimbursement to the Note Insurer for prior draws on its insurance policy
                                   (with interest thereon) relating to the Group 1 Mortgage Loans;
                               6.  After the sixth Payment Date, first to pay down the Class 1-A Notes to create and maintain the required level of overcollateralization and second to pay down the Class 2-A Notes to maintain the required level of overcollateralization with respect to the Class 2-A Notes (after the application of Available Interest Collections for the Group 2 Mortgage
                                   Loans on that Payment Date);
                               7.  To the Class 2-A Notes in respect of Investor Loss Amounts allocable to such Notes for such Payment Date, to the extent not covered by Available
                                   Interest Collections related to the Group 2 Mortgage Loans;
                               8.  Payment of any other amounts owed to the Note Insurer with respect of the
                                   Group 1 Mortgage Loans;
                               9.  Payment to the Master Servicer of amounts to which the Master Servicer is entitled pursuant to the sale and servicing agreement with respect to the
                                   Class 1-A Notes;
                               10. Reimbursement to the Note Insurer for prior draws on its insurance policy and any other amount owed to the Note Insurer, in each case with respect to the Group 2 Mortgage Loans;
                               11. Basis Risk Carryforward related to the Class 1-A Notes; and
                               12. Any excess cash flow to the issuing entity for the payment to the
                                   Certificates under the trust agreement.

Group 2
Distributions of Interest:     Available Interest Collections (as described below) for the Group 2 Mortgage
                               Loans are to be applied in the following order of priority:

                               1.  Note insurance policy premium to the Note Insurer;
                               2.  Accrued monthly interest on the Class 2-A Notes together with any overdue accrued monthly interest from prior periods (exclusive of Basis Risk
                                   Carryforward);
                               3.  To the Class 2-A Notes in respect of Investor Loss Amounts allocable to such Notes for such Payment Date;
                               4.  To the Class 1-A Notes, accrued monthly interest at the related Note Rate together with any overdue accrued monthly interest from prior periods
                                   (exclusive of Basis Risk Carryforward), that remains unpaid after taking into account the payments of Available Interest Collections from the Group
                                   1 Mortgage Loans;
                               5.  Reimbursement to the Note Insurer for prior draws on its insurance policy
                                   (with interest thereon) relating to the Group 2 Mortgage Loans;
                               6.  After the sixth Payment Date, first to pay down the Class 2-A Notes to create and maintain the required level of overcollateralization and second to pay down the Class 1-A Notes to maintain the required level of overcollateralization with respect to the Class 1-A Notes (after the application of Available Interest Collections for the Group 1 Mortgage
                                   Loans on that Payment Date);




THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

     [LOGO OMITTED] Countrywide(R)
--------------------------------------                Preliminary Term Sheet for
       SECURITIES CORPORATION            CWHEQ Revolving Home Equity Loan Trust,
A Countrywide Capital Markets Company                              Series 2006-H
--------------------------------------------------------------------------------

                               7.  To the Class 1-A Notes in respect of Investor Loss Amounts allocable to such Notes for such Payment Date, to the extent not covered by Available
                                   Interest Collections related to the Group 1 Mortgage Loans;
                               8.  Payment of any other amounts owed to the Note Insurer with respect of the
                                   Group 2 Mortgage Loans;
                               9.  Payment to the Master Servicer of amounts to which the Master Servicer is entitled pursuant to the sale and servicing agreement with respect to the
                                   Class 2-A Notes;
                               10. Reimbursement to the Note Insurer for prior draws on its insurance policy and any other amount owed to the Note Insurer, in each case with respect to the Group 1 Mortgage Loans;
                               11. Basis Risk Carryforward related to the Class 2-A Notes (after application of proceeds received under the Derivative Contract); and
                               12. Any excess cash flow to the issuing entity for the payment to the
                                   Certificates under the trust agreement.

Class 2-A Notes
Payment Convention:            Any payments of interest or principal to the Class 2-A Notes will be divided between the Class 2-A-1A and Class 2-A-1B Notes on a pro rata basis, based on their respective outstanding note principal balances.

Available Interest
Collections:                   For each Payment Date and a Loan Group is the sum of (i) the product of (a) the interest collections on the Mortgage Loans in that Loan Group during the related Collection Period (including the related optional advances made by the master servicer, related payments under the UGI Policy and related Countrywide
                               Contractual Obligation attributable to interest, and excluding the related master servicing fee, related premiums on the UGI Policy and other fees and premiums payable from related interest collections), and (b) the applicable
                               Investor Floating Allocation Percentage for the related class or classes of
                               Notes for the Payment Date, and (ii) certain deposits on the first and second payment dates by the Master Servicer pursuant to the sale and servicing agreement.

                               The "Investor Floating Allocation Percentage," for any Payment Date and a Loan
                               Group will be the lesser of 100% and a fraction whose numerator is Mortgage
                               Loan Balance of the Mortgage Loans in that Loan Group for the previous Payment
                               Date plus the amount of funds in the related additional loan account minus the outstanding related Net Draws and whose denominator is the Mortgage Loan
                               Balance of the Mortgage Loans in that Loan Group for the previous Payment Date plus the amount of funds in the related additional loan account.

Distributions of Principal:    On each Payment Date, Investor Principal Collections for each Loan Group will be applied to the holders of the related class of Class A Notes until their respective note principal balances are reduced to zero. Principal collections that are not applied to the payment of the Class A Notes, will be paid to the issuing entity and distributed to the holders of the Certificates pursuant to the trust agreement, subject to the subordination described in "Limited
                               Subordination of Transferor Interest" below.

Investor Principal
Collections:                   Investor Principal Collections for a Loan Group is the amount available to pay principal on the related class of Class A Notes on a Payment Date.

                               Generally, during the Managed Amortization Period, principal collections on the
                               Mortgage Loans in a Loan Group will be first applied to pay for additional balances created on these Mortgage Loans during the related Collection Period and, to the extent any amount of related Net Draws is outstanding, to pay such
                               Net Draws to the holder of the Class R-1 Certificates. The remainder will be available to pay down the related class of Class A Notes to the extent its




THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

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--------------------------------------                Preliminary Term Sheet for
       SECURITIES CORPORATION            CWHEQ Revolving Home Equity Loan Trust,
A Countrywide Capital Markets Company                              Series 2006-H
--------------------------------------------------------------------------------

                               overcollateralization level is required to be maintained at or increased to the related Required Transferor Subordinated Amount and then to the other class of
                               Class A Notes to the extent its overcollateralization level is required to be maintained at or increased to its related Required Transferor Subordinated
                               Amount (after application of Investor Principal Collections for that other class of Class A Notes).

                               Generally, after the end of the Managed Amortization Period, principal collections on the Mortgage Loans in a Loan Group may not be applied to pay for additional balances but may be applied to pay down outstanding related Net
                               Draws on a pro rata basis with the outstanding note principal balance of the related class of Class A Notes.

                               After the end of the Managed Amortization Period, unless a Rapid Amortization
                               Event (i.e., certain events of default or other material non-compliance by the
                               Sponsor under the terms of the related transaction documents) has occurred, principal collections on the Mortgage Loans in a Loan Group will be applied to the payment of the related class of Class A Notes only to the extent its overcollateralization level is required to be maintained at or increased to the related Required Transferor Subordinated Amount and then to the other class of
                               Class A Notes to the extent its overcollateralization level is required to be maintained at or increased to its related Required Transferor Subordinated
                               Amount (after application of Investor Principal Collections for that other class of Class A Notes). If a Rapid Amortization Event has occurred, all principal collections for a Loan Group will be applied to pay down the related class of Class A Notes and, after that class has been reduced to zero, to pay down the unrelated class of Class A Notes.

                               The "Managed Amortization Period" is the period beginning on the Closing Date and, unless a Rapid Amortization Event shall have earlier occurred, through and including the Payment Date in October 2011.

Optional Termination:          The Class A Notes may be retired as a result of the Master Servicer purchasing all of the Mortgage Loans then included in the trust estate on any Payment Date on or after which the aggregate note principal balance of the Class A Notes is less than or equal to 10% of the initial aggregate principal balance of the
                               Class A Notes.

Derivative Contract:           The Trust will include payments from one Derivative Contract for the benefit of the Class 2-A Notes (the "Class 2-A Derivative Contract"). Payments to the
                               Trust from the Class 2-A Derivative Contract will be calculated based on the lesser of the notional amount of the Class 2-A Derivative Contract and the aggregate Note Balance of the Class 2-A Notes. After the Closing Date, the
                               notional amount of the Class 2-A Derivative Contract will amortize pursuant to the related amortization schedule (as set forth below) that is generally estimated to decline in relation to the amortization of the aggregate Note
                               Balance of the Class 2-A Notes.

                               With respect to each Payment Date, payments received on the Class 2-A
                               Derivative Contract will be paid to the holders of the Class 2-A Notes to cover
                               Basis Risk Carryforward. Any amounts received on the Class 2-A Derivative
                               Contract on a Payment Date that are not used to pay that amount, will be distributed to Countrywide and will not be available for payments of any shortfalls in monthly interest and Basis Risk Carryforward on any class of
                               Notes on future Payment Dates.

Credit Enhancement:            The Trust will include the following mechanisms, each of which is intended to provide credit support for the Notes:

                               1.  Mortgage Insurance. A private insurance policy insuring the Trust against losses, subject to certain Excluded Amounts, will be issued by the Pool
                                   Policy Provider for the benefit of the issuing entity (the "UGI Policy").
                                   The UGI Policy will cover approximately 29.34% of the Mortgage Loans by aggregate principal balance of the Mortgage Loans as of the Cut-off




THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

     [LOGO OMITTED] Countrywide(R)
--------------------------------------                Preliminary Term Sheet for
       SECURITIES CORPORATION            CWHEQ Revolving Home Equity Loan Trust,
A Countrywide Capital Markets Company                              Series 2006-H
--------------------------------------------------------------------------------

                                   Date up to 8.50% of their aggregate maximum draw amount ("credit limit"). The
                                   UGI Policy will be available to make payments to the extent of any losses on the covered Mortgage Loans net of coverage exclusions ("Excluded Amounts"), up to the amount remaining under the UGI Policy. The amount of coverage under the UGI Policy will be decreased (and will not be replenished) on each Payment Date to the extent of any payments made under the UGI Policy.

                               2.  Countrywide Contractual Obligation. A contractual obligation in the amount of approximately $20,000,000 (i.e., 1.00% of the initial aggregate principal balance of the Class A Notes) will be made by Countrywide (the
                                   "Countrywide Contractual Obligation") for the benefit of the Notes. The
                                   Countrywide Contractual Obligation will be available to make payments in respect of Excluded Amounts, up to the amount remaining under the
                                   Countrywide Contractual Obligation. The amount of the Countrywide
                                   Contractual Obligation will be decreased (and will not be replenished) on each Payment Date to the extent of any payments made under the Countrywide
                                   Contractual Obligation.

                               3.  Excess Interest Collections. The Available Interest Collections minus the sum of (a) the interest paid to the Notes and (b) the premium paid to the
                                   Note Insurer.

                               4.  Transferor Interest (Overcollateralization). The Transferor Interest for a
                                   Loan Group will be available to provide limited protection against Investor
                                   Loss Amounts (as defined below). The "Transferor Interest" for a Loan Group and a Payment Date, will equal (a) the Mortgage Loan Balance of that Loan
                                   Group at the last day of the related Collection Period (excluding related
                                   Net Draws) plus any amount in the related additional loan account minus (b)
                                   the note principal balance of the related class of Class A Notes (after giving effect to the payment of all amounts actually paid on that class or classes of Notes on that Payment Date). Beginning with the seventh Payment
                                   Date, each Transferor Interest will be required to increase to and thereafter be maintained at an amount equal to the related Required
                                   Transferor Subordinated Amount by applying excess interest collections to the payment of principal on the related class of Class A Notes.

                               5.  "Required Transferor Subordinated Amount" means, with respect to each Loan
                                   Group

                                   (a) on any payment date occurring prior to the related Stepdown Date, the sum of (x) 1.00% of the initial aggregate principal balance of the related class or classes of Notes and (y) the aggregate principal balance of the Mortgage Loans in that Loan Group that are 180 or more days delinquent, in foreclosure, REO property, or in bankruptcy.

                                   (b) on any payment date occurring on and after the related Stepdown Date, an amount equal to the greater of:

                                       (I) the sum of (x) the product of (i) 2, (ii) 1.00% and (iii) the outstanding principal balance of the Mortgage Loans in the related Loan
                                       Group as of the close of business on the last day of the related
                                       Collection Period and (y) the excess of (i) the the aggregate principal balance of the Mortgage Loans in that Loan Group that are 180 or more days delinquent, in foreclosure, REO property, or in bankruptcy over
                                       (ii) 35% of the amount specified in clause (x) of this clause (I) of this paragraph (b); and

                                       (II) the sum of (x) 0.50% of the initial aggregate principal balance of the related class or classes of Notes and (y) the aggregate principal balance of the Mortgage Loans in that Loan Group that are 180 or more days delinquent, in foreclosure, REO property, or in bankruptcy;




THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

     [LOGO OMITTED] Countrywide(R)
--------------------------------------                Preliminary Term Sheet for
       SECURITIES CORPORATION            CWHEQ Revolving Home Equity Loan Trust,
A Countrywide Capital Markets Company                              Series 2006-H
--------------------------------------------------------------------------------

                                   provided; however, for any payment date occurring after the 30th payment date on which the related Spread Rate is less than 1.00%, the Required
                                   Transferor Subordinated Amount for a Loan Group will equal the related
                                   Required Transferor Subordinated Amount for the immediately preceding payment date.

                                   "Stepdown Date" means, for any class or classes of Notes related to a Loan
                                   Group, the later to occur of (a) the 30th payment date and (b) the first payment date on which the outstanding principal balance of the Mortgage
                                   Loans in the related Loan Group has been reduced to 50% or less of the sum of the related outstanding principal balance of the Mortgage Loans related
                                   Loan Group as of the Cut-off Date and any amount deposited in the related additional loan account on the Closing Date.

                                   "Spread Rate" means with respect to any payment date and any class or classed of Notes related to a Loan Group, the related Excess Spread
                                   Percentage minus the related Loss Percentage.

                                   "Loss Percentage" for any payment date and for any Loan Group is a percentage equal to the product of (a) 12 times (b) the result of (i) the aggregate of the Liquidation Loss Amounts on the related Mortgage Loans during the related Collection Period divided by (ii) the sum of the outstanding principal balance of the Mortgage Loans in the related Loan
                                   Group and the amount on deposit in the related additional loan account as of the last day of the related Collection Period.

                                   "Excess Spread Percentage" means, for any class or classes of Notes related to a Loan Group, a percentage equal to (a) the weighted average loan rate for the related Mortgage Loans for the related Collection Period minus (b)
                                   the sum of (i) the related Note Rate, (ii) the premium rate on the note insurance policy, (iii) the Servicing Fee Rate, and (iv) the premium rate on the UGI Policy.

                                   Each Transferor Interest will be equal to zero on the Closing Date and no
                                   Excess Interest Collections may be applied to pay down the Class A Notes
                                   (and consequentially the Transferor Interest will not increase) until the
                                   Payment Date occurring in May 2007.

                               6.  Limited Subordination of Transferor Interest. If on any payment date, after application of interest collections, funds are insufficient to pay the premium on the note insurance policy for that Loan Group and accrued interest due and any overdue accrued interest (with interest on overdue interest to the extent permitted by applicable law) on the related class or classes of Notes related to a Loan Group, then the principal collections from the related Mortgage Loans allocable to the related Transferor
                                   Interest will be applied to cover the insufficiency with respect to that
                                   Loan Group and, to the extent required, the other Loan Group.

                               7.  Surety Wrap. The Note Insurer will issue a note insurance policy, which will guarantee the timely payment of interest and the ultimate (and in certain instances, periodic) repayment of principal to the holders of the
                                   Class A Notes. The policy does not cover payment of Basis Risk
                                   Carryforward.

Investor Loss Amounts:         For each Payment Date and a class or classes of Notes related to a Loan Group is the excess of the principal balance of that class or classes of Notes immediately before the Payment Date over the sum of the related Mortgage Loan
                               Balance and any amount in the related additional loan account as of the last day of the related Collection Period.

Mortgage Loan Balance:         For any Payment Date is the aggregate of the principal balances of the Mortgage
                               Loans as of the last day of the related Collection Period.




THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

     [LOGO OMITTED] Countrywide(R)
--------------------------------------                Preliminary Term Sheet for
       SECURITIES CORPORATION            CWHEQ Revolving Home Equity Loan Trust,
A Countrywide Capital Markets Company                              Series 2006-H
--------------------------------------------------------------------------------

Liquidation Loss Amounts:      For any liquidated Mortgage Loan and any Payment Date is the unrecovered principal balance of such Mortgage Loan at the end of the Collection Period in which such Mortgage Loan became a liquidated Mortgage Loan, after giving effect to its net liquidation proceeds.

ERISA Eligibility:             The Class A Notes are expected to be eligible for purchase by benefit plans subject to ERISA or Section 4975 of the Code that qualify under an investor based exemption. Prospective plan investors should review the related prospectus and prospectus supplement and consult with their professional advisors for a more detailed description of these matters prior to investing in the Class A Notes.

SMMEA Treatment:               The Notes will not constitute "mortgage related securities" for purposes of
                               SMMEA.


                 [Discount Margin Tables, Derivative Contract and Collateral Tables to follow]




THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

     [LOGO OMITTED] Countrywide(R)
--------------------------------------                Preliminary Term Sheet for
       SECURITIES CORPORATION            CWHEQ Revolving Home Equity Loan Trust,
A Countrywide Capital Markets Company                              Series 2006-H
--------------------------------------------------------------------------------

                                                    Discount Margin Tables (%)

Class 1-A (To Call) (1)
------------------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------
          CPR                 22%            25%            35%            40%            45%            50%           52%
------------------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------
      DM @ 100-00             15             15             15             15             15             15             15
------------------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------
       WAL (yr)              5.13           4.38           2.76           2.27           1.90           1.61           1.51
------------------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------
       MDUR (yr)             4.18           3.65           2.43           2.04           1.73           1.48           1.40
------------------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------
   Principal Window
       Beginning             11/06          11/06          11/06          11/06          11/06          11/06         11/06
------------------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------
 Principal Window End        09/17          07/16          04/13          04/12          06/11          09/10         06/10
------------------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------
    (1)    Based on a 10% draw rate.

Class 1-A (To Maturity) (1)
------------------------- -------------- -------------- ------------- -------------- -------------- ------------- --------------
          CPR                  22%            25%           35%            40%            45%           50%            52%
------------------------- -------------- -------------- ------------- -------------- -------------- ------------- --------------
      DM @ 100-00              15             15             15            15             15             15            15
------------------------- -------------- -------------- ------------- -------------- -------------- ------------- --------------
        WAL (yr)              5.39           4.61           2.95          2.44           2.05           1.74          1.64
------------------------- -------------- -------------- ------------- -------------- -------------- ------------- --------------
       MDUR (yr)              4.31           3.77           2.55          2.15           1.84           1.59          1.50
------------------------- -------------- -------------- ------------- -------------- -------------- ------------- --------------
    Principal Window
       Beginning              11/06          11/06         11/06          11/06          11/06         11/06          11/06
------------------------- -------------- -------------- ------------- -------------- -------------- ------------- --------------
  Principal Window End        03/26          07/24         11/19          02/18          08/16         04/15          10/14
------------------------- -------------- -------------- ------------- -------------- -------------- ------------- --------------
(1) Based on a 10% draw rate.

Class 2-A -1A (To Call) (1)
------------------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------
          CPR                 22%            25%            35%            40%            45%            50%           52%
------------------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------
      DM @ 100-00             15             15             15             15             15             15             15
------------------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------
       WAL (yr)              5.13           4.38           2.76           2.27           1.90           1.61           1.51
------------------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------
       MDUR (yr)             4.18           3.65           2.43           2.04           1.73           1.48           1.40
------------------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------
   Principal Window
       Beginning             11/06          11/06          11/06          11/06          11/06          11/06         11/06
------------------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------
 Principal Window End        09/17          07/16          04/13          04/12          06/11          09/10         06/10
------------------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------
(1) Based on a 10% draw rate.

Class 2-A-1A (To Maturity) (1)
------------------------- -------------- -------------- ------------- -------------- -------------- ------------- --------------
          CPR                  22%            25%           35%            40%            45%           50%            52%
------------------------- -------------- -------------- ------------- -------------- -------------- ------------- --------------
      DM @ 100-00              15             15             15            15             15             15            15
------------------------- -------------- -------------- ------------- -------------- -------------- ------------- --------------
        WAL (yr)              5.39           4.61           2.95          2.44           2.05           1.74          1.64
------------------------- -------------- -------------- ------------- -------------- -------------- ------------- --------------
       MDUR (yr)              4.30           3.77           2.55          2.15           1.84           1.58          1.50
------------------------- -------------- -------------- ------------- -------------- -------------- ------------- --------------
    Principal Window
       Beginning              11/06          11/06         11/06          11/06          11/06         11/06          11/06
------------------------- -------------- -------------- ------------- -------------- -------------- ------------- --------------
  Principal Window End        03/26          07/24         10/19          01/18          08/16         04/15          10/14
------------------------- -------------- -------------- ------------- -------------- -------------- ------------- --------------
(1) Based on a 10% draw rate.



THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).